                            SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             QUALCOMM INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                [QUALCOMM LOGO]
                               5775 MOREHOUSE DR.
                          SAN DIEGO, CALIFORNIA 92121

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 7, 2000

TO THE STOCKHOLDERS OF QUALCOMM INCORPORATED:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of QUALCOMM Incorporated, a Delaware corporation (the "Company"), will be held at Copley Symphony Hall, 750 B Street, San Diego, CA 92101, on Tuesday, March 7, 2000 at 9:30 a.m. local time for the following purposes:

     1. To elect four Class III directors to hold office until the 2003 Annual Meeting of Stockholders.

     2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the Company's fiscal year ending September 24, 2000.

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on January 12, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Irwin Mark Jacobs
                                          Irwin Mark Jacobs
                                          Chairman of the Board
San Diego, California                     and Chief Executive Officer

January 26, 2000

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE MEETING UNLESS YOU FIRST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

                             QUALCOMM INCORPORATED
                               5775 MOREHOUSE DR.
                          SAN DIEGO, CALIFORNIA 92121

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 7, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of QUALCOMM Incorporated, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, March 7, 2000, at 9:30 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Copley Symphony Hall, 750 B Street, San Diego, CA 92101. The Company intends to mail this proxy statement and accompanying proxy card on or about January 26, 2000 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, D.F. King & Co., Inc., a professional proxy solicitation firm. No additional compensation will be paid to directors, officers or other regular employees for such services, but D.F. King & Co., Inc. will be paid its customary fee, estimated to be about $10,000, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on January 12, 2000 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 702,838,854 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon. With respect to the election of directors, stockholders may exercise cumulative voting rights. Under cumulative voting, each holder of Common Stock will be entitled to four votes for each share held. Each stockholder may give one candidate, who has been nominated prior to voting, all the votes such stockholder is entitled to cast or may distribute such votes among as many such candidates as such stockholder chooses. However, no stockholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and at least one stockholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. Unless the proxyholders are otherwise instructed, stockholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the secretary of the Company at the Company's principal executive offices, 5775 Morehouse Dr., San Diego, California 92121-1714, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 Annual Meeting of Stockholders pursuant to Rule 14a-8, "Shareholder Proposals," of the Securities and Exchange Commission (the "SEC") is September 29, 2000. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is also September 29, 2000. Stockholders are also advised to review the Company's Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, with each class having a three-year term. Directors are assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors, each class consisting, as nearly as possible, of one-third the total number of directors. Vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes may be filled by either the affirmative vote of the holders of a majority of the then-outstanding shares or by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors may, unless the Board of Directors determines otherwise, be filled only by the affirmative vote of the directors then in office, even if less than a quorum of the Board of Directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Company's Restated Certificate of Incorporation provides that the number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. The authorized number of directors is currently set at thirteen. Four seats on the Board of Directors, currently held by Richard C. Atkinson, Diana Lady Dougan, Peter M. Sacerdote and Marc I. Stern, have been designated as Class III Board seats, with the term of the directors occupying such seats expiring as of the Annual Meeting.

     Each of the nominees for election to this class, except for Ambassador Dougan who was appointed by the Board of Directors in December 1998, is currently a Board member of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of the four nominees would serve until the 2003 Annual Meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     If no stockholder has exercised cumulative voting rights, the directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. If a stockholder has exercised cumulative voting rights, the four candidates receiving the highest number of affirmative votes of the shares entitled to be voted for such directors will be elected directors of the Company. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2003 ANNUAL MEETING

RICHARD C. ATKINSON

     Richard C. Atkinson, age 70, became a Director of the Company in January 1991. Dr. Atkinson has been serving as the president of the University of California since October 1995. Prior to that time, he served as chancellor of the University of California at San Diego since 1980. Dr. Atkinson joined the board of directors of Cubic Corporation, an electronic products company, in May 1999. Dr. Atkinson is a former director of the National Science Foundation, past president of the American Association for the Advancement of Science and former chair of the Association of American Universities. He is one of the founders of Computer Curriculum Corporation. He is a member of the National Academy of Sciences, the Institute of Medicine, the National Academy of Education and the American Philosophical Society. Dr. Atkinson holds a Ph.D. degree from Indiana University and a Ph.B. degree from the University of Chicago.

DIANA LADY DOUGAN

     Diana Lady Dougan, age 57, became a Director of the Company in December 1998. Ambassador Dougan is senior advisor and international communications studies chair of the Center for Strategic and International Studies and chairwoman of the Cyber Century Forum. She has served in senior policy and management positions for more than three decades, including appointments by both Republican and Democratic presidents in senate-confirmed positions. From 1982 to 1988, as the first statutory U.S. coordinator for International Communications and Information Policy, Ambassador Dougan spearheaded international negotiations and policies involving telecom, broadcast, and information technology services on behalf of 14 federal agencies and served administratively as assistant secretary of state and holds the permanent rank of ambassador. Early in her career, Ambassador Dougan was the first CATV marketing director for Time, Inc. and an award-winning TV producer. In addition to earning undergraduate degrees in industrial psychology and English from the University of Maryland, Ambassador Dougan's studies also include economics at the University of Utah and the Advanced Management Program at Harvard University.

PETER M. SACERDOTE

     Peter M. Sacerdote, age 62, became a Director of the Company in October 1989. Mr. Sacerdote has been an advisory director of Goldman, Sachs & Co. since May 1999 where he also serves as chairman of its Investment Committee. In the five years prior to that time, he served as a limited partner of Goldman, Sachs Group, L.P. He also serves as a director of AMF Group, Inc., a bowling center operator and equipment manufacturer, and Franklin Resources, Inc., a mutual fund management company. He received his B.E.E. degree from Cornell University and an M.B.A. degree from the Harvard Graduate School of Business Administration.

MARC I. STERN

     Marc I. Stern, age 55, became a Director of the Company in February 1994. He has been with the TCW Group, Inc., an asset management firm, since March 1990 and has served as its president since May 1992. From December 1988 to March 1990, Mr. Stern served as president and a director of SunAmerica, Inc., a financial services company. Prior to joining SunAmerica, Mr. Stern was managing director and chief administrative officer of The Henley Group, Inc., a diversified manufacturing company, from May 1986 to December 1988. From September 1985 to May 1986, he was senior vice president of Allied-Signal Inc., a diversified manufacturing company. Mr. Stern is the non-executive chairman of Apex Mortgage Capital, Inc., a financial services company, and chairman of TCW Galileo Funds, Inc., a registered investment company. He received a B.A. degree from Dickinson College, an M.A. degree from the Columbia University Graduate School of Public Law and Government and a J.D. degree from the Columbia University School of Law.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

IRWIN MARK JACOBS

     Irwin Mark Jacobs, age 66, one of the founders of the Company, has served as chairman of the Board of Directors and chief executive officer of the Company since it began operations in July 1985. He also held the title of president prior to May 1992. Before joining the Company, Dr. Jacobs was executive vice president and a director of M/A-COM, Inc., a telecommunications company. From October 1968 to April 1985, Dr. Jacobs held various executive positions at LINKABIT (M/A-COM LINKABIT after August 1980), a company he co-founded. During most of his period of service with LINKABIT, he was chairman, president and chief executive officer and was at all times a director. Dr. Jacobs received his B.E.E. degree from Cornell University and his M.S. and Sc.D. degrees from the Massachusetts Institute of Technology ("MIT"). He is a member of the National Academy of Engineering and was awarded the National Medal of Technology in 1994.

ANDREW J. VITERBI

     Andrew J. Viterbi, age 64, one of the founders of the Company, has served as vice-chairman of the Board of Directors since it began operations in July 1985. From July 1985 through July 1996 he also served as the Company's chief technical officer. From July 1983 to April 1985, Dr. Viterbi was senior vice president and chief scientist of M/A-COM, Inc., a telecommunications company. From October 1968 to April 1985, Dr. Viterbi held various executive positions at LINKABIT (M/A-COM LINKABIT after August 1980), a company he co-founded, and served as president of the M/A-COM LINKABIT subsidiary of M/A-COM, Inc. During most of his period of service with LINKABIT, he was vice-chairman and was at all times a director. Dr. Viterbi received his B.S. and M.S. degrees in electrical engineering from MIT and his Ph.D. degree from the University of Southern California. He is a member of the National Academy of Engineering, the National Academy of Sciences and the President's Information Technology Advisory Committee.

ADELIA A. COFFMAN

     Adelia A. Coffman, age 47, one of the founders of the Company, has served as a Director of the Company from July 1985 to February 1989 and since January 1992. She also served as chief financial officer of the Company from July 1985 until April 1994 and held the titles of vice president and senior vice president at the Company during that time. Ms. Coffman currently provides financial consulting services and is also active in Oregon Diverse Industries, LLC, a real estate investment and development company of which she is an owner. From July 1970 until July 1985, Ms. Coffman held various positions at LINKABIT and M/A-COM LINKABIT. Prior to joining the Company, Ms. Coffman was controller of M/A-COM LINKABIT. Ms. Coffman received her B.S. degree in business from San Diego State University.

NEIL KADISHA

     Neil Kadisha, age 45, became a Director of the Company in August 1988. Prior to that date, he served as chairman of the board and chief executive officer of Omninet Corporation. In 1981, Mr. Kadisha founded GNC Industries, Inc./Stadco, an aerospace and aircraft component manufacturer, where he is currently serving as chief executive officer. In 1989, Mr. Kadisha founded Texollini, Inc., a manufacturer of stretch fabric, where he currently serves as chairman of the board. In 1999, Mr. Kadisha became a director of AirSwitch Corporation, a company engaged in the development of high-speed Internet access technology. Mr. Kadisha's academic background is in industrial management and economics from Manchester, England.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

ROBERT E. KAHN

     Robert E. Kahn, age 61, became a Director of the Company in February 1997. Dr. Kahn is chairman, chief executive officer and president of the Corporation for National Research Initiatives, which he founded in 1986. From 1972 to 1985, he was employed at the U.S. Defense Advanced Research Projects Agency, where his last position was director of the Information Processing Techniques Office. From 1966 to 1972, Dr. Kahn was a senior scientist with Bolt Beranek and Newman, where he was responsible for the system design of the Arpanet, the first packet-switched network. Dr. Kahn, who is a member of the National Academy of Engineering, has received numerous awards for his pioneering work on the Internet for which he received the 1997 National Medal of Technology. Dr. Kahn received a B.E.E. degree from the City College of New York and M.A. and Ph.D. degrees from Princeton University.

JEROME S. KATZIN

     Jerome S. Katzin, age 81, became a Director of the Company in November 1987. From 1953 until his retirement in 1990, Mr. Katzin was engaged in investment banking with Kuhn Loeb & Co. and successor firms. He is a director of the Coastal Corporation, an oil and gas business. Mr. Katzin is a graduate of the University of Chicago and has a J.D. degree from the University of Chicago Law School. He served on the legal staff of the U.S. Securities and Exchange Commission from 1941 to 1953 and held the position of director of the Division of Public Utilities. He is a member of the Board of Overseers of the University of California at San Diego, is a trustee of the San Diego Foundation, and was formerly a trustee and President of the U.C. San Diego Foundation.

DUANE A. NELLES

     Duane A. Nelles, age 56, a certified public accountant, became a Director of the Company in August 1988. Mr. Nelles has also served on the board of directors of WFS Financial Inc., an automotive finance company, since July 1995. He has been in the personal investment business since 1987. Prior to that time, Mr. Nelles was a partner in the international public accounting firm of Coopers & Lybrand, L.L.P., which he joined in 1968 after receiving his M.B.A. degree from the University of Michigan.

FRANK SAVAGE

     Frank Savage, age 61, became a Director of the Company in February 1996. He has served as chairman of Alliance Capital Management International and a director of Alliance Capital Management Corporation since July 1993. He also served as senior vice president of The Equitable Life Assurance Society of the United States from February 1988 until March 1996. Alliance Capital is an investment management subsidiary of The Equitable Life Assurance Society. He was the chairman of Equitable Capital Management Corporation, an Equitable Life investment management subsidiary, from April 1992 until it merged with Alliance Capital in July 1993. From December 1970 to July 1985 he held various positions with Equitable Life including investment officer and vice president. Mr. Savage is a director of Lockheed Martin Corporation, an aero-technology corporation, Lyondell Chemical Company, a chemical company, ENRON Corporation, an energy company, Essence Communications, Inc., a media company and The Johns Hopkins and Howard Universities. He received a B.A. degree from Howard University, an M.A. degree from The Johns Hopkins University Nitze School of Advanced International Studies and an honorary doctorate degree in humane letters from Hofstra University.

BRENT SCOWCROFT

     Brent Scowcroft, age 74, became a Director of the Company in December 1994. General Scowcroft is the president of The Scowcroft Group, Inc., an international business consulting firm he founded in June 1994. He is also the president of the Forum for International Policy, a non-profit organization that he founded in 1993 that promotes American leadership and foreign policy. He served as assistant to the president for national security affairs for President Bush from January 1989 until January 1993; he also held that position for

President Ford during his term. A retired U.S. Air Force lieutenant general, General Scowcroft served in numerous national security posts in the Pentagon and the White House prior to his appointments as assistant to the president for national security affairs. Currently, General Scowcroft serves as a director of Devon Energy, an oil and gas company and Pennzoil-Quaker State, an automotive consumer car care company. He received his B.S. degree from West Point and M.A. and Ph.D. degrees from Columbia University.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended September 26, 1999, the Board of Directors held thirteen meetings. The Board has an Audit Committee, a Compensation Committee, a Nominating Committee and a Stock Option Committee.

     The Audit Committee meets at least quarterly with the Company's management and independent accountants to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, recommend to the Board the independent accountants to be retained and receive and consider the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee, which as of the end of fiscal 1999 was composed of Messrs. Nelles (Committee Chairman), Kadisha and Katzin and Ms. Coffman, met seven times during such fiscal year.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, administers and approves stock offerings under the Company's 1991 Employee Stock Purchase Plan and the 1996 Non-Qualified Employee Stock Purchase Plan, administers the Company's 1991 Stock Option Plan (the "Option Plan") and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee, which as of the end of fiscal 1999 was composed of Messrs. Katzin (Committee Chairman), Nelles and Stern and Ambassador Dougan, met five times during such fiscal year.

     The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof. The Company's Bylaws provide for procedures for consideration of nominees recommended by stockholders. Effective February 1998, the Nominating Committee included Ms. Coffman (Committee Chairman) and Messrs. Kadisha and Sacerdote and, effective February 1999, was reconstituted to consist of Messrs. Scowcroft (Committee Chairman), Kahn, Katzin, Nelles and Savage. The Nominating Committee met once during fiscal 1999. The Committee met in late September 1999 to recommend the nomination of the Class III Director nominees to the Board of Directors, subject to stockholder approval, as further discussed in Proposal 1.

     The Stock Option Committee administers and awards stock options to employees and consultants (other than with respect to directors and executive officers of the Company) under the Option Plan. The Stock Option Committee, which as of the end of fiscal 1999 was composed of Messrs. Nelles (Committee Chairman), Jacobs and Viterbi, met two times during such fiscal year.

     During the fiscal year ended September 26, 1999, each Board member attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he or she served and held during the period for which he or she was a Board or Committee member, respectively.

                                   PROPOSAL 2

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending September 24, 2000 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since the Company commenced operations in 1985. Representatives of PricewaterhouseCoopers LLP are expected to be present at the

Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on this Proposal 2 and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been ratified.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of December 24, 1999 (as adjusted for the four-for-one split of the Company's Common Stock effected in December 1999 (the "Stock Split")), by: (i) each director and nominee for director; (ii) each of the executive officers of the Company named in the Summary Compensation Table under "Compensation of Executive Officers" (the "Named Executive Officers");
(iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                        BENEFICIAL OWNERSHIP(1)
                                                        ------------------------
                                                        NUMBER OF     PERCENT OF
                   BENEFICIAL OWNER                       SHARES        TOTAL
------------------------------------------------------  ----------    ----------
Irwin Mark Jacobs(2)..................................  24,826,516       3.54%
Steven R. Altman(3)...................................     158,834          *
Richard Sulpizio(4)...................................     721,480          *
Anthony S. Thornley(14)...............................     581,120          *
Andrew J. Viterbi(5)(14)..............................   9,528,984       1.37%
Richard C. Atkinson(6)(14)............................   1,796,256          *
Adelia A. Coffman(7)(14)..............................     981,300          *
Diana Lady Dougan(14).................................      48,000          *
Neil Kadisha(8)(14)...................................   9,199,568       1.32%
Robert E. Kahn(14)....................................     128,000          *
Jerome S. Katzin(9)(14)...............................   1,792,672          *
Duane A. Nelles(10)(14)...............................     332,000          *
Peter M. Sacerdote(11)(14)............................     848,000          *
Frank Savage(14)......................................     148,000          *
Brent Scowcroft(14)...................................     536,992          *
Marc I. Stern(12)(14).................................     544,000          *
All Executive Officers and Directors as a Group (21
  persons)(13)(14)....................................  60,471,512       8.54%

---------------
  *  Less than one percent.

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 696,162,088 shares outstanding on December 24, 1999, adjusted as required by rules promulgated by the SEC and adjusted to give effect to the Stock Split.

 (2) Includes 19,606,672 shares held in family trusts and 118,720 shares held in trust for the benefit of relatives. Also includes 5,101,124 shares issuable upon exercise of options exercisable within 60 days of December 24, 1999 of which 62,600 shares are held in trusts for the benefit of Dr. Jacobs and his spouse.

 (3) Includes 18,136 shares held by Mr. Altman's spouse. Also includes 81,968 shares issuable upon exercise of options exercisable within 60 days of December 24, 1999 of which 1,968 shares are held in trusts for the benefit of Mr. Altman's children for which Mr. Altman's spouse is the trustee.

 (4) Includes 17,080 shares held in family trusts and 8,400 shares held for the benefit of Mr. Sulpizio's children. Also includes 696,000 shares issuable upon exercise of options exercisable within 60 days of December 24, 1999 of which 44,000 shares are held in trusts for the benefit of Mr. Sulpizio's children for which Mr. Sulpizio's spouse is the trustee.

 (5) Includes 9,221,904 shares held in family trusts.

 (6) Includes 84,000 shares held in a foundation of which Dr. Atkinson disclaims beneficial ownership. Also includes 783,616 shares held in family trusts, 408,000 shares held in a pension plan trust for the benefit of employees of a business operated by Dr. Atkinson and 32,640 shares held in trust for the benefit of relatives.

 (7) Includes 693,300 shares held in family trusts.

 (8) Includes 2,400,000 shares held in family trusts and 80,000 shares held in trusts for which Mr. Kadisha is the trustee and disclaims beneficial ownership.

 (9) Includes 16,000 shares held in a foundation of which Mr. Katzin disclaims beneficial ownership. Also includes 1,172,128 shares held in family trusts and 220,544 shares held in trust for the benefit of Mr. Katzin's grandchildren of which Mr. Katzin's wife is the trustee.

(10) Includes 4,000 shares held by Mr. Nelles' children.

(11) Includes 160,000 shares held in a foundation of which Mr. Sacerdote disclaims beneficial ownership.

(12) Includes 16,000 shares held in family trusts.

(13) Includes 496 shares held in family trusts, 56,848 shares held for the benefit of executive officers' children, 104,000 shares held in a charitable remainder trust and 45,360 shares held in trust for the benefit of an executive officer. Also includes 19,400 shares issuable upon exercise of options exercisable within 60 days of December 24, 1999 which are held in trusts for the benefit of an executive officer.

(14) Includes shares issuable upon exercise of options exercisable within 60 days of December 24, 1999 as follows: Mr. Thornley, 571,000 shares; Dr. Viterbi, 264,000 shares; Dr. Atkinson, 488,000 shares; Ms. Coffman, 288,000 shares; Ambassador Dougan, 48,000 shares; Mr. Kadisha, 528,000 shares; Dr. Kahn, 128,000 shares; Mr. Katzin, 384,000 shares; Mr. Nelles, 248,000 shares; Mr. Sacerdote, 528,000 shares; Mr. Savage, 128,000 shares; Mr. Scowcroft, 496,000 shares; Mr. Stern, 528,000 shares; all directors and executive officers as a group, 12,291,492 shares.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT")

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 26, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Each Non-Employee Director of the Company receives (i) a fee of $1,000 for each Board or Board Committee meeting attended, (ii) a fee of $500 for each Board or Board Committee meeting in which such director participates by telephone, and (iii) except for the Nominating Committee, a fee of $2,500 per annum for the Chairperson of each Board Committee. In the fiscal year ended September 26, 1999, the total amount of such compensation paid to Non-Employee Directors was approximately $158,000. When traveling from out-of-town, the members of the Board of Directors are also eligible for reimbursement for their travel expenses incurred in connection with attendance at Board meetings and Board Committee meetings. Employee directors do not receive any compensation for their participation in Board or Board Committee meetings.

     Non-Employee Directors of the Company are eligible to receive stock option grants under the Company's 1998 Non-Employee Directors' Stock Option Plan (the "1998 Directors' Plan"). Employee Directors are not eligible to receive stock options under the 1998 Directors' Plan.

     The 1998 Directors' Plan provides for an initial option grant to purchase 20,000 shares of the Company's Common Stock to persons upon first joining the Board (an "Initial Option") and an annual option grant to purchase 10,000 shares of the Company's Common Stock at the time of each annual meeting to Non-Employee Directors who continue to serve on the Board (an "Annual Option"). The number of shares subject to Initial Option and Annual Option grants after the Stock Split will remain the same notwithstanding the Stock Split.

     Options granted on or after November 18, 1996 under the Company's Non-Employee Directors' Stock Option Plan (the "Prior Directors' Plan"), as amended by the Board of Directors, and options granted under the 1998 Directors' Plan, have exercise prices equal to the fair market value of the underlying common stock on the date of grant, and vest over five years according to the following schedule: so long as the optionee continues to serve as a Non-Employee Director or employee of, or consultant to, the Company, 20% of the shares subject to the option will vest on each of the first, second, third, fourth and fifth anniversaries of the date of grant. Options granted under the Prior Directors' Plan prior to November 18, 1996 vest over five years according to the following schedule: so long as the optionee continues to serve as a Non-Employee Director (or, as such options have been amended by the Board, as an employee of or consultant to the Company), 20% of the shares subject to the option will vest on each of the second, third and fourth anniversaries of the date of grant, and the remaining 40% of such shares will vest on the fifth anniversary of the date of grant.

     The term of all options under the Prior Directors' Plan and the 1998 Directors' Plan is ten years, but such options generally expire 30 days after the optionee ceases to be a Non-Employee Director, employee or consultant (including those options granted prior to November 18, 1996, as amended). In the event that an optionee ceases to be a Non-Employee Director, employee or consultant due to the optionee's (i) retirement at age seventy (70) or older after nine (9) years of service on the Board ("Retirement") or (ii) due to permanent and total disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), the option will terminate only upon expiration of the option term. In the event that an optionee ceases to be a Non-Employee Director, employee or consultant due to the optionee's death or due to the optionee's termination due to permanent and total disability or Retirement and such termination due to disability or Retirement is followed by death, the vesting of all unvested shares will be accelerated to such date and the option may be exercised in full at any time within one year of such termination. In addition to the foregoing, the vesting of options granted under both the Prior Directors' Plan and the 1998 Directors' Plan accelerate in connection with specified change of control transactions.

     If any change is made in the stock subject to the Prior Directors' Plan or the 1998 Directors' Plan, or subject to any option granted thereunder, the Prior Directors' Plan and the 1998 Directors' Plan and options outstanding thereunder will be appropriately adjusted as to the type(s) and maximum number of securities subject to such plans and the type(s), number of securities and price per share of stock subject to such outstanding options.

     During the fiscal year ended September 26, 1999, upon her election to the Board in December 1998, Ambassador Dougan was granted an Initial Option to purchase 160,000 shares of Common Stock (as adjusted for the Stock Split) pursuant to the 1998 Directors' Plan. In addition, during the fiscal year ended September 26, 1999, Annual Options to purchase an aggregate of 880,000 shares of the Company's Common Stock (as adjusted for the Stock Split) were granted to Non-Employee Directors serving on the Board on February 23, 1999 (the annual meeting date).

COMPENSATION OF EXECUTIVE OFFICERS

                            SUMMARY OF COMPENSATION

     The following table shows, for each of the three fiscal years ended September 26, 1999, compensation awarded or paid to, or earned by the Company's Chief Executive Officer and its other four most highly compensated executive officers at September 26, 1999:

                                                                         LONG-TERM
                                                                       COMPENSATION
                                                                       -------------
                                                       ANNUAL           SECURITIES
                                                   COMPENSATION(1)      UNDERLYING
                                                 -------------------      OPTIONS         ALL OTHER
      NAME AND PRINCIPAL POSITION         YEAR    SALARY     BONUS        (#)(2)       COMPENSATION(3)
----------------------------------------  ----   --------   --------   -------------   ---------------
Irwin Mark Jacobs.......................  1999   $773,085   $975,000             0        $302,909
Chairman of the Board and                 1998   $660,467   $555,000     3,840,000        $100,959
  Chief Executive Officer                 1997   $538,394   $500,667             0        $ 55,458
Richard Sulpizio........................  1999   $537,323   $540,000             0        $ 32,133
  President and                           1998   $413,154   $280,000     1,200,000        $ 50,801
  Chief Operating Officer                 1997   $340,411   $225,000       800,000        $ 20,981
Anthony S. Thornley.....................  1999   $402,125   $435,000             0        $ 47,432
  Executive Vice President                1998   $327,636   $225,000     1,640,000        $  3,515
  and Chief Financial Officer             1997   $284,638   $150,000             0        $ 25,239
Andrew J. Viterbi.......................  1999   $440,583   $275,000             0        $139,483
  Vice Chairman of the Board              1998   $399,870   $200,000       600,000        $ 46,308
                                          1997   $348,070   $201,600             0        $ 33,211
Steven R. Altman........................  1999   $323,862   $340,000             0        $ 27,015
  Executive Vice President, General       1998   $267,783   $175,000       880,000        $ 18,602
  Counsel and General Manager,
  Technology                              1997   $223,220   $125,000             0        $  2,605
  Transfer and Strategic Alliances
  Division

---------------
(1) As permitted by rules established by the SEC, no amounts are shown with respect to certain "perquisites" where such amounts do not exceed in the aggregate the lesser of 10% of bonus plus salary or $50,000.

(2) All share numbers give effect to the Stock Split.

(3) Includes Company matching 401(k) contributions, executive benefits payments, executive retirement stock matching, financial planning services and split-dollar life insurance as follows:

                                        COMPANY                   EXECUTIVE
                                       MATCHING      EXECUTIVE   RETIREMENT    FINANCIAL   SPLIT-DOLLAR
                                        401(K)       BENEFITS       STOCK      PLANNING        LIFE       TOTAL OTHER
              NAME            YEAR   CONTRIBUTIONS   PAYMENTS    MATCHING(1)   SERVICES    INSURANCE(2)   COMPENSATION
    ------------------------  ----   -------------   ---------   -----------   ---------   ------------   ------------
    Irwin Mark Jacobs.......  1999      $3,125        $2,948      $118,812      $31,246      $146,778       $302,909
                              1998      $2,659        $2,948      $ 76,576      $ 6,545      $ 12,231       $100,959
                              1997      $2,145        $2,948      $ 50,365      $     0      $      0       $ 55,458
    Richard Sulpizio........  1999      $3,125        $1,195      $ 17,589      $10,224      $      0       $ 32,133
                              1998      $2,659        $1,195      $ 38,787      $ 8,160      $      0       $ 50,801
                              1997      $2,145        $1,195      $ 17,641      $     0      $      0       $ 20,981
    Anthony S. Thornley.....  1999      $3,125        $1,260      $ 43,047      $     0      $      0       $ 47,432
                              1998      $2,255        $1,260      $      0      $     0      $      0       $  3,515
                              1997      $2,145        $1,260      $ 21,834      $     0      $      0       $ 25,239
    Andrew J. Viterbi.......  1999      $3,125        $2,410      $ 54,465      $21,653      $ 57,830       $139,483
                              1998      $2,659        $2,410      $ 36,420      $     0      $  4,819       $ 46,308
                              1997      $2,145        $2,410      $ 28,656      $     0      $      0       $ 33,211
    Steven R. Altman........  1999      $3,125        $  460      $ 23,430      $            $      0       $ 27,015
                              1998      $2,659        $  460      $ 14,244      $ 1,239      $      0       $ 18,602
                              1997      $2,145        $  460      $      0      $     0      $      0       $  2,605

---------------
     (1) The Company has a voluntary retirement plan that allows eligible executives to defer up to 100% of their income on a pre-tax basis. The Company will match in stock, subject to vesting, up to 50% of a participant's eligible contributions. Eligible contributions refer to:
         (a) 15% of salary through December 31, 1998; (b) 15% of bonus paid for fiscal years through 1997; (c) 20% of bonus paid with respect to fiscal year 1998; and (d) 20% of income on or after January 1, 1999. The values stated above are the values of the Company's quarterly contributions on their respective dates of contribution. A participant becomes fully vested in Company contributions at age 65, with partial vesting beginning after the participant reaches age 61 and has at least three years of employment with the Company, or has participated in the plan for more than ten years. Employee and Company contributions are unsecured and subject to the general creditors of the Company. At September 26, 1999, Dr. Jacobs, Mr. Sulpizio, Mr. Thornley, Dr. Viterbi and Mr. Altman were 100%, 0%, 0%, 90% and 0% vested, respectively.

     (2) Represents the dollar value of the benefit or premiums paid for a split-dollar life insurance policy (unrelated to term life insurance coverage) reflecting the present value of the economic benefit of the premiums paid by the Company during the fiscal year which ended September 26, 1999.

                       STOCK OPTION GRANTS AND EXERCISES

     The Company grants options to its executive officers under the Option Plan. As of December 24, 1999, options to purchase a total of 118,491,756 shares were outstanding under the Option Plan, and options to purchase 58,409,308 shares remained available for grant thereunder, in each case, as adjusted for the Stock Split. During fiscal 1999, no options were granted to Named Executive Officers.

     The following table shows for the fiscal year ended September 26, 1999 certain information regarding options exercised by and held at year end by the Named Executive Officers. All share numbers in the following table are adjusted for the Stock Split.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                        SHARES                      NUMBER OF SECURITIES UNDERLYING
                       ACQUIRED                       UNEXERCISED OPTIONS HELD AT
                          ON           VALUE              SEPTEMBER 26, 1999
                       EXERCISE      REALIZED     -----------------------------------
        NAME              (#)           ($)       EXERCISABLE (#)   UNEXERCISABLE (#)
---------------------  ---------    -----------   ---------------   -----------------
Irwin Mark Jacobs....          0    $         0      4,560,000          4,000,000
Richard Sulpizio.....  1,100,000    $17,728,000        788,000          1,792,000
Anthony S.
  Thornley...........    640,000    $14,844,320        520,000          1,520,000
Andrew J. Viterbi....  1,544,000    $28,264,480              0            896,000
Steve R. Altman......    808,000    $13,411,160         68,000            904,000

                              VALUE OF UNEXERCISED
                             IN-THE-MONEY OPTIONS AT
                              SEPTEMBER 26, 1999(1)
                       -----------------------------------
        NAME           EXERCISABLE ($)   UNEXERCISABLE ($)
---------------------  ---------------   -----------------
Irwin Mark Jacobs....   $194,678,640       $162,330,560
Richard Sulpizio.....   $ 32,401,190       $ 73,298,960
Anthony S.
  Thornley...........   $ 21,176,440       $ 61,419,880
Andrew J. Viterbi....   $          0       $ 36,679,840
Steve R. Altman......   $  2,743,970       $ 36,742,140

---------------
(1) Represents the closing price per share of the underlying shares on the last day of the fiscal year less the option exercise price multiplied by the number of shares. The closing value per share was $189.50, on a pre-Stock Split basis, on the last trading day of the fiscal year as reported on the Nasdaq National Market (or, giving effect to the Stock Split as though it had occurred prior to such time, $47.375 per share).

                  REPORT OF THE COMPENSATION COMMITTEE OF THE
                BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)

OVERVIEW

     The Compensation Committee of the Board of Directors (the "Committee") administers the Company's executive compensation program. The Committee is composed of four outside directors. The Committee reviews and approves the compensation philosophy and program design, and individual officer base salary, annual cash bonus and stock option grants. Among other responsibilities, the Compensation Committee reviews and approves various officer and general employee compensation and benefits policies and practices.

EXECUTIVE OFFICER COMPENSATION PHILOSOPHY

     The Company's employee compensation philosophy is to offer a total compensation approach that includes market-sensitive base salary, performance-based individual bonuses, a unique package of benefits and a workplace environment that creates advantage for the Company within the extremely competitive high technology business environment. Long-term incentive compensation, and broad-based employee ownership of the Company's stock, is achieved through a stock option program in which most employees are eligible to participate, and an Employee Stock Purchase Plan. This approach enables the Company to attract, retain and motivate employees and to align the interests of employees to the interests of shareholders. The Company's compensation philosophy for its officers is similar to that of all employees.

---------------
(1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

  Annual Base Salary

     The Committee establishes the annual base salary for the executive officers in line with their responsibilities and with external market practices. In determining base salary, the Committee reviews information from third-party, nationally recognized surveys of similar high technology companies. Individual officer salaries are established at appropriate levels comparable to the 75th percentile of base salary practices among the surveyed high technology companies.

  Annual Incentive Bonus

     The Executive Bonus Plan rewards achievement of specified levels of corporate revenue and earnings, division revenue and earnings where appropriate and individual performance. Officers are eligible to receive a pre-determined portion of their base salary as a targeted annual incentive bonus. A predetermined formula, which takes into account revenue and earnings performance against the annual plan approved by the Board of Directors, is used to determine the financially-based component of the bonus award. The individually-based component of the bonus award is based upon discretionary assessment of each officer's performance and contribution to the Company during the prior fiscal year.

  Long-Term Equity Compensation

     The Company grants stock options throughout the organization to provide long-term incentives and align employee and stockholder interests. Individual grants are based on various factors, including performance and contribution, value of current unexercisable options, estimated value of proposed option grant and market practices.

     Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of the grant and are subject to vesting over five years. The option vesting period is designed to encourage employees to work with a long-term view of the Company's welfare and to establish their long-term affiliation with the Company. It is also designed to reduce employee turnover and to retain the trained skills of valued staff.

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee has determined that both payments under the Executive Bonus Plan and stock options granted by the Compensation Committee under the Company's 1991 Stock Option Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be treated as "performance-based compensation."

CHAIRMAN AND CHIEF EXECUTIVE OFFICER SALARY

     Dr. Irwin Mark Jacobs, a founder of the Company, has led the Company to another successful year in fiscal 1999. Company performance for fiscal 1999 reflected a 17% increase in revenues and a 73% increase in earnings per share over fiscal 1998. Additionally, the Company accomplished major strategic achievements in its respective business lines and overall strategy. In accordance with the policies noted above, at the end of fiscal 1998 the Committee set Dr. Jacobs' fiscal 1999 base salary at $773,000, a 17% increase over fiscal 1998. In consideration of his leadership during fiscal 1999 and the Company's financial performance, after the end of fiscal 1999 the Committee awarded Dr. Jacobs a $975,000 bonus and a stock option grant to purchase 400,000 shares of the Common Stock at an exercise price of $83.50 per share (as adjusted for the Stock Split).

                                          COMPENSATION COMMITTEE
                                          Jerome S. Katzin, Chairman
                                          Diana Lady Dougan
                                          Duane A. Nelles
                                          Marc I. Stern

                       PERFORMANCE MEASUREMENT COMPARISON

     The following graph compares total stockholder return on the Company's Common Stock since September 23, 1994 to four indices: the Standard & Poor's 500 Stock Index (the "S&P 500"), the Nasdaq Total Return Index for the Nasdaq Stock Market, U.S. companies (the "Nasdaq-US") and the Nasdaq Total Return Index for Communications Equipment Stocks, SIC 3660-3669 (the "Nasdaq-Industry"). The S&P 500 tracks the aggregate price performance of the equity securities of 500 U.S. companies selected by Standard & Poor's Index Committee to include leading companies in leading industries and to reflect the U.S. stock market. The S&P Index Committee selected the Company's Common Stock for inclusion in the S&P 500 in July 1999, and the Company is therefore required by SEC rules to present a comparison of total stockholder return on the Company's Common Stock since September 23, 1994 to the performance of the S&P 500 during the same period. The Nasdaq-US tracks the aggregate price performance of all equity securities of U.S. companies traded on the Nasdaq National Market (the "NNM") and the Nasdaq SmallCap Market (the "SmallCap Market"). The Nasdaq-Industry tracks the aggregate price performance of equity securities of communications equipment companies traded on the NNM and the SmallCap Market. The total return for the Company's stock and for each index assumes the reinvestment of dividends, except for the shares of Leap Wireless International, Inc. issued to stockholders as a dividend on September 23, 1998, dividends have never been declared on the Company's stock, and is based on the returns of the component companies weighted according to their capitalizations as of the end of each quarterly period. The Company's Common Stock is traded on the NNM and is a component of each of the S&P 500, the Nasdaq-US and the Nasdaq-Industry. Over the five year period indicated below, approximately 31% of the return on investment for the Nasdaq-Industry Index was due to the increase in the value of the Company's Common Stock during that period.(1)

           COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT SINCE
                             SEPTEMBER 23, 1994(2)
PERFORMANCE GRAPH

                                                         S&P 500         NASDAQ INDUSTRY
                                    QUALCOMM             -------        INDEX (SIC 3660-       NASDAQ U.S.      BASELINE INDEX ON
                                  INCORPORATED                                3669)          COMPANIES INDEX         9/23/94
                                  ------------                          ----------------     ---------------    -----------------
9/23/94                             100.0000            100.0000            100.0000            100.0000            100.0000
12/23/94                             96.8669             99.9843            112.6520             98.4210            100.0000
3/24/95                             122.2590            109.7190            137.4200            108.9160            100.0000
6/23/95                             126.9620            120.1940            175.4320            125.0780            100.0000
9/22/95                             176.8060            129.7450            214.9720            140.7070            100.0000
12/29/95                            165.3850            137.5620            214.5720            141.0200            100.0000
3/29/96                             159.6150            144.9450            230.5740            147.6230            100.0000
6/28/96                             204.3270            151.4500            304.3290            159.6500            100.0000
9/27/96                             163.8750            156.1310            314.3990            165.8320            100.0000
12/27/96                            152.3540            169.1460            309.5220            173.7200            100.0000
3/27/97                             225.2390            173.6800            300.2540            167.8960            100.0000
6/27/97                             190.9130            204.0020            380.2490            193.4620            100.0000
9/26/97                             210.8980            219.2830            455.3850            226.5680            100.0000
12/26/97                            174.2200            225.5780            425.5300            204.6170            100.0000
3/27/98                             187.8560            257.0440            515.6650            247.0580            100.0000
6/26/98                             203.6090            265.5310            568.5070            252.0840            100.0000
9/25/98                             205.2720            239.1180            425.3710            237.3620            100.0000
12/24/98                            205.5230            290.0410            547.0810            295.5470            100.0000
3/26/99                             449.0320            304.4930            768.4140            322.6960            100.0000
6/25/99                            1020.3200            325.9580           1179.1500            348.9910            100.0000
9/24/99                            1525.4500            305.6060           1467.3300            373.8900            100.0000

Note: Historical stock price performance is not necessarily indicative of future price performance.

     The Company's closing stock price on September 26, 1999, the last trading day of the Company's 1999 fiscal year, was $189.50 per share (or, giving effect to the Stock Split as though it had occurred prior to such time, $47.375 per share).

---------------
(1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) Shows the cumulative total return on investment assuming an investment of $100 in each of the Company, the S&P 500, the Nasdaq-US and the Nasdaq-Industry on September 23, 1994. All returns are reported as of the Company's fiscal quarter end, which is the last Sunday of the month in which the quarter ends, whereas the numbers for the S&P 500 are calculated as of the last day of the month in which the quarter ends.

                              CERTAIN TRANSACTIONS

     The Company's Bylaws provide that the Company will indemnify its directors and may indemnify its officers, employees, and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and may require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

     In addition, the Company's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     The Company has entered into separate indemnification agreements with its directors. These agreements may require the Company, among other things, to indemnify the directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' insurance if available on reasonable terms.

     The Company maintains insurance policies covering officers and directors under which the insurers agree to pay, subject to certain exclusions, including certain violations of securities laws, for any claim made against the directors and officers of the Company for a wrongful act that they may become legally obligated to pay or for which the Company is required to indemnify the officers or directors. The Company believes that its Certificate of Incorporation and Bylaw provisions, indemnification agreements and such insurance policies are necessary to attract and retain qualified persons as directors and officers.

     At present, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought nor is the Company aware of any threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

     The Company's policy is that it will not make loans to or enter into other transactions with directors, officers, or affiliates unless such loans or transactions are approved by a majority of the Company's disinterested directors, may reasonably be expected to benefit the Company and are determined to be on terms no less favorable to the Company than could be obtained in arm's length transactions with unaffiliated third parties.

     In July 1999, the Company completed a public offering of shares of its Common Stock in which it raised approximately $1.079 billion in net proceeds. Goldman, Sachs & Co. acted as one of the managing underwriters in the public offering. Mr. Sacerdote, a Director of the Company, is an advisory director of the Goldman Sachs Group, L.P.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 26, 1999, as filed with the SEC, excluding exhibits, may be obtained by stockholders without charge by written request addressed to Investor Relations, 5775 Morehouse Dr., San Diego, California 92121-1714 or may be accessed on the Internet at: http://www.qualcomm.com/IR/virtual/.

                                          By Order of the Board of Directors

                                          /s/ IRWIN MARK JACOBS
                                          Irwin Mark Jacobs
                                          Chairman of the Board
                                          and Chief Executive Officer
January 26, 2000

                             QUALCOMM INCORPORATED

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 7, 2000.

The undersigned hereby appoints Irwin Mark Jacobs, Anthony S. Thornley and Steven R. Altman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of QUALCOMM Incorporated (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Copley Symphony Hall, 750 B Street, San Diego, CA 92101, on Tuesday, March 7, 2000 at 9:30 a.m. local time and at any and all adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

      YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY TELEPHONE, YOUR ARE
             URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE
                  ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                             QUALCOMM INCORPORATED

     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE
                 NOMINEES FOR DIRECTOR AND VOTE FOR PROPOSALS 2.

1. To elect four Class III directors whether by cumulative voting or otherwise, to hold office until the 2003 Annual Meeting of Stockholders.

NOMINEES: 01 Richard C. Atkinson     03 Peter M. Sacardote and
          02 Diana Lady Dougan       04 Marc I. Stern.
For All   Withhold All   For All Except   Nominee Exceptions
(INSTRUCTION: To withhold authority to vote for any nominee(s) write such nominee(s)' name(s) above.)

2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the Company's fiscal year ending September 24, 2000.
FOR   AGAINST   ABSTAIN

                                    If not voting by telephone, please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

                                    DATED __________________________, 2000


                                    ______________________________________
                                    Signature

                                    ______________________________________
                                    Signature

                                    Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.


                              FOLD AND DETACH HERE

CONTROL NUMBER


                               VOTE BY TELEPHONE
                   CALL "TOLL FREE" ON A TOUCH TONE TELEPHONE
                                 1-888-776-5661
                        THERE IS NO CHARGE FOR THIS CALL

Your telephone vote authorizes the voting of your shares in the same manner as if you marked, signed and returned your proxy card.

You will be asked to enter a Control Number which is located in the box on the left side of this form. IF YOU ENTER YOUR CONTROL NUMBER, BUT DO NOT MAKE A CHOICE ON ANY ITEM, YOUR SHARES WILL BE VOTED FOR ITEM 1 AND ITEM 2.

OPTION #1: To vote as the Board of Directors recommends on ALL items: Press 1

              WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

OPTION #2: If you choose to vote on each item separately, press 0 and listen to the instructions:

Item 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9

           To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions

Item 2:    To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0

              WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

             If you vote by telephone, DO NOT mail back your proxy.
                              THANK YOU FOR VOTING